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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 14, 1996



                            BRANDYWINE REALTY TRUST
                            -----------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                   1-9106                   23-2413352
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
      of Incorporation)           file number)          Identification Number)



            16 CAMPUS BOULEVARD, NEWTOWN SQUARE, PENNSYLVANIA  19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 On November 14, 1996, the Company consummated a previously disclosed transaction (the "SERS Transaction") with a voting trust (the "SERS Voting Trust") established for the benefit of the Commonwealth of Pennsylvania State Employes' Retirement System ("SERS") pursuant to which it acquired nine commercial properties (the "SERS Properties") in suburban Philadelphia aggregating approximately 418,000 net rentable square feet and that have an average age of approximately 12 years.

                 As of September 30, 1996, the SERS Properties were approximately 92.4% leased to 62 tenants. The SERS Properties were acquired by the Company for an aggregate purchase price of $30.3 million, payable as follows: (i) by issuing 481,818 preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares") that, subject to certain conditions, are convertible into 4,818,180 common shares of beneficial interest, par value at $.01 per share ("Common Shares") (1,606,060 Common Shares after giving effect to the Company's previously disclosed reverse one for three share split effective November 25, 1996 ("Reverse Share Split")); (ii) by agreeing to make deferred payments aggregating $3.8 million (as described below); and (iii) by issuing two-year warrants to purchase 400,000 Common Shares at an exercise price of $8.50 per share (133,333 Common Shares at an exercise price of $25.50 per share after giving effect to the Company's Reverse Share Split). The purchase price was determined through negotiation in an arm's-length transaction.

                 Each Preferred Share will entitle the holder to: (i) receive distributions equal to the distributions payable in respect of a number of Common Shares equal to the Conversion Number (defined below); (ii) vote, together with holders of Common Shares, as a class, and to cast the number of votes equal to the Conversion Number; and (iii) a liquidation preference equal to the greater of (a) the amount that would have been payable with respect to the Common Shares into which such Preferred Shares would have been convertible immediately prior to the liquidation had the condition to convertibility been satisfied and (b) the product of $5.50 ($16.50 after giving effect to the Company's Reverse Share Split) multiplied by the Conversion Number plus all declared but unpaid dividends. The Company will be required to pay $2.5 million of the deferred purchase price on June 30, 1998 and $1.3 million on December 31, 1999 in cash or, at the Company's option, through the issuance of additional Preferred Shares that will be convertible, subject to certain conditions, into a number of Common Shares equal to the applicable amount of the deferred purchase price divided by the greater of the Market Value Per Share or the Book Value Per Share (as such terms are defined below).

                 The term "Conversion number" means, initially, ten and such number is subject to adjustment for share splits, reverse share splits, share dividends and the like.

                 The term "Book Value Per Share" means, as of any date: (i) the total beneficiaries' equity as shown on the Company's consolidated balance sheet as of the fiscal quarter end immediately prior to the applicable date (with appropriate adjustments for any material events subsequent thereto) prepared in accordance with rules and regulations of the Securities and Exchange Commission and generally accepted accounting principles applied on a consistent basis (as adjusted to reflect the consideration received by the Company upon the Exercise (defined below) of any Convertible Securities (defined below) which are included in





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the computation in (ii) below), divided by (ii) the sum of the number of Common
Shares outstanding on such date plus the number of Common Shares issuable upon the exercise, conversion or exchange (collectively, "Exercise") of outstanding options, warrants, Preferred Shares and other convertible securities or similar rights (collectively, "Convertible Securities") to the extent that the consideration payable upon the exercise of such Convertible Securities is less than the Market Value Per Share of the Common Shares issuable upon such Exercise.

                 The term "Market Value Per Share" means, as of any date (the "Valuation Date"), the average of the closing per share sale price(s) of the Common Shares for the period of 20 consecutive trading days ending on the trading date immediately preceding the Valuation Date as such prices are reported by the principal United States securities exchange on which the Common Shares are then traded or, if the Common Share are not then traded on any such exchange, the closing per share sale price (or the average of the quoted per share closing bid and asked prices if no sale is reported) as reported by the National Association of Securities Dealers, Inc. ("NASD"), Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Shares are not then quoted on NASDAQ or any comparable system, the average of the closing per share bid and asked prices as furnished by any member of the NASD selected by the Board of Trustees.

                 Prior to approval (a "Conversion Approval") of the unlimited conversion of Preferred Shares into Common Shares by a majority of the votes cast by holders of Common Shares at a meeting of shareholders in which holders of Preferred Shares have no right to vote such Preferred Shares, Preferred Shares will be convertible into up to 543,975 Common Shares (181,325 Common Shares after giving effect to the Company's Reverse Share Split). In the event that a Conversion Approval has not occurred by July 1, 1997, holders of Preferred Shares will become entitled to receive distributions equal to 120% of the distributions payable in respect of a number of Common Shares equal to the Conversion Number. In the event that a Conversion Approval has not occurred by July 1, 1998, holders of Preferred Shares will have the right to require the Company to redeem their Preferred Shares at the Redemption Price (defined below). Safeguard Scientifics, Inc., The Nichols Company and Richard M. Osborne have agreed to vote Common Shares beneficially owned by them in favor of the unlimited conversion. The term "Redemption Price" means, in respect of a Preferred Share, the greater of: (i) the product of (a) $5.50 ($16.50 after giving effect to the Company's Reverse Share Split) plus an amount (the "Return Amount") equal to 8.0% of $5.50 ($16.50 after giving effect to the Company's Reverse Share Split) per annum from the date of issuance of such Preferred Share to the redemption date thereof less an amount (not to exceed the Return Amount) equal to distributions actually received by the holder of account of such Share and (b) the Conversion Number and (ii) the product of the market price of a Common Share and the Conversion Number.

                 For information concerning the SERS Properties, reference is made to the information under the heading "Business and Properties" in the Registration Statement on Form S-11 (Registration No. 333-13969), as amended, filed by the Company with the Securities and Exchange Commission and such information is hereby incorporated herein by reference.





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ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     Financial Statements of Businesses Acquired.  [to come]

                 The audited statement of revenues and certain operating expenses of the SERS Properties for the year ended December 31, 1995 is incorporated by reference from pages F-51 and F-52 of the Company's Registration Statement in Form S-11,
                 File No. 333-13969, as amended, declared effective November
                 25, 1996.

                 The unaudited interim statements of revenues and certain expenses of the SERS Properties included therein include all adjustments consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the SERS Properties revenues and certain expenses for the nine months ended September 30, 1995 and 1996, as presented in the unaudited interim financial statements.

         (b)     Pro Forma Financial Information.

                 Pro forma financial information which reflects the Company's acquisitions of the SERS Properties as of September 30, 1996 and for the year ended December 31, 1995 and the 9 months ended September 30, 1996 is incorporated by reference from pages F-3 to F-13 of the Company's Registration Statement on Form S-11, File No. 333-13969, as amended, declared effective
                 November 25, 1996.

         (c)     Exhibits.

                 10.1       Contribution Agreement among the Company, Greenwood
                            Square Corporation, BCBC Holding Company, 500 North
                            Gulph Road and RAI Real Estate Advisers, Inc.
                            ("RAI"), as voting trustee.

                 10.2 Securities Purchase Agreement between the Company and RAI, as voting trustee.

                 10.3 Warrant to purchase Common Shares in favor of RAI, as voting trustee.

                 10.4 Standstill Agreement between the Company and RAI, as voting trustee.

                 10.5 Registration Rights Agreement between the Company and RAI, as voting trustee.

                 10.6 Pledge Agreement between the Company and RAI, as voting trustee.

                 10.7 Voting Agreement between the Company, RAI as voting trustee, and certain other parties.

                 10.8       Excerpt from Registration Statement on Form S-11
                            (No. 333-13969), as amended, consisting of the discussion under the heading "Business and Properties."





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              BRANDYWINE REALTY TRUST


Date:  November 27, 1996                      By: /s/ Gerard H. Sweeney
                                                  ------------------------
                                              Title:  President and Chief
                                                      Executive Officer
















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